SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION


                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934


Filed by the Registrant [X]


Filed by a Party other than the Registrant [ ]


Check the appropriate box:


[ ] Preliminary Proxy Statement


[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)
  (2))


[X] Definitive Proxy Statement


[ ] Definitive Additional Materials


[ ] Soliciting Material Pursuant to Rule 14a-12


                             NEVADA CHEMICALS, INC.
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)



Payment of Filing Fee (Check the appropriate box):


[X] No fee required.


[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11


(1) Title of each class of securities to which transaction applies:


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(2) Aggregate number of securities to which transaction applies:


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(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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(4) Proposed maximum aggregate value of transaction:


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


(5) Total fee paid:


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[ ] Check box if any part of the fee is offset as provided by Exchange  Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


(1) Amount Previously Paid:


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(2) Form, Schedule or Registration Statement No.:


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(3) Filing Party:


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(4) Date Filed:


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

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON APRIL 22, 2004

                                       NCI

                             NEVADA CHEMICALS, INC.


TO THE SHAREHOLDERS OF NEVADA CHEMICALS, INC.:

         You are cordially invited to attend the Annual Meeting of Shareholders of Nevada Chemicals, Inc. that will be held at the Hampton Inn, 10690 South Holiday Park Drive, Sandy, Utah on Thursday, April 22, 2004, commencing at 2:00 p.m. (Mountain Time) for the following purposes:

         1. To elect five Directors to serve until the next Annual Meeting of Shareholders or until their successors shall be elected and duly qualified;

         2. To consider and vote upon a proposal to ratify the appointment of Tanner + Co. to be the Company's independent public accountants for the year ending December 31, 2004; and

         3. To transact such other business as may properly come before the Annual Meeting of Shareholders or at any adjournment or postponement thereof.

         The Board of Directors has fixed the close of business on March 12, 2004 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting of Shareholders and any adjournment or postponement thereof. A list of those entitled to vote will be available for inspection for ten days prior to the meeting at our offices.

                                         By Order of the Board of Directors

                                         /s/ John T. Day
                                         -----------------
Salt Lake City, Utah                     John T. Day
March 19, 2004                           President and CEO


                                    IMPORTANT

         Whether or not you expect to attend the Annual Meeting in person, to assure that your shares will be represented, please complete, date, sign and return the enclosed proxy without delay in the enclosed envelope, which requires no additional postage if mailed in the United States. Your proxy will not be used if you are present at the Annual Meeting and desire to vote your shares personally.

                             NEVADA CHEMICALS, INC.
                      9149 South Monroe Plaza Way, Suite B
                                Sandy, Utah 84070

                                 PROXY STATEMENT

                             -----------------------


                         Annual Meeting of Shareholders

                                 April 22, 2004



                             SOLICITATION OF PROXIES

         This Proxy Statement is being furnished to the shareholders of Nevada Chemicals, Inc., a Utah corporation, in connection with the solicitation by our Board of Directors of proxies from holders of outstanding shares of our common stock for use at the Annual Meeting of Shareholders of the Company to be held Thursday, April 22, 2004, and at any adjournment or postponement thereof (the "Annual Meeting"). This Proxy Statement, the Notice of Annual Meeting of Shareholders and the accompanying form of proxy are first being mailed to our shareholders on or about March 19, 2004.

         We will bear all costs and expenses relating to the solicitation of proxies, including the costs related to preparing, printing and mailing this Proxy Statement and accompanying material to our shareholders. In addition to the solicitation of proxies by mail, our directors, officers and employees, without receiving additional compensation therefore, may solicit proxies personally or by telephone. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of our common stock, and we will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with doing so.


                                     VOTING

Record Date

         Our Board of Directors has fixed the close of business on March 12, 2004 as the record date for determination of the shareholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). As of the Record Date, 6,807,919 shares of our common stock, par value $.001 per share, were issued and outstanding. The holders of record of outstanding shares of common stock on the Record Date are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting. Accordingly, a total of 6,807,919 shares are entitled to be cast on each matter submitted to a vote at the Annual Meeting.

Proxies

         Shares of our common stock which are entitled to be voted at the Annual Meeting, and which are represented by properly executed proxies, will be voted in accordance with the instructions indicated on such proxies. If a proxy is returned and no instructions are indicated, such shares will be voted (i) FOR the election of each of the five director nominees; (ii) FOR the ratification of the appointment by the Board of Directors of Tanner + Co. to be our independent public accountants for the year ending December 31, 2004; and (iii) in the discretion of the proxy holders as to any other matters which may properly come before the Annual Meeting. We are not currently aware of any other matter that may be presented at the Annual Meeting.

         A shareholder who has executed and returned a proxy may revoke it at any time prior to the vote at the Annual Meeting by executing and returning a proxy bearing a later date, by filing with our President, at the address set forth above, a written notice of revocation bearing a later date than the proxy being revoked, or by voting the common stock covered by the proxy in person at the Annual Meeting.

Required Vote

         A majority of the outstanding shares of our common stock entitled to vote, represented in person or by properly executed proxy, is required to constitute a quorum. Abstentions and broker non-votes, which are indications by a broker that it does not have discretionary authority to vote on a particular matter, will be counted as "represented" for the purpose of determining the presence or absence of a quorum. Under the Utah Revised Business Corporations Act, once a quorum is established, shareholder approval with respect to a particular proposal is generally obtained when the votes cast in favor of the proposal exceed the votes cast against such proposal.

         In the election of our directors, shareholders are not allowed to cumulate their votes. The five nominees receiving the highest vote totals will be elected as our directors. For approval of the proposed ratification of our independent public accountants, the votes cast in favor of the proposal must exceed the votes cast against the proposal. Accordingly, abstentions and broker non-votes will not have the effect of being considered as votes cast against the nominees or against the proposed ratification.


                              ELECTION OF DIRECTORS

         At the Annual Meeting five directors are to be elected to serve until the next Annual Meeting of Shareholders and until their successors shall be duly elected and qualified. Each of the nominees for director identified below is currently one of our directors. If any of the nominees should be unavailable to serve, which is not now anticipated, the proxies solicited hereby will be voted for such other persons as shall be designated by the present Board of Directors. The five nominees receiving the highest number of votes at the Annual Meeting will be elected.

Nominees for Election as Directors

         Certain information with respect to each nominee is set forth below:

         E. Bryan Bagley, 40, was appointed a director on June 28, 2000. Since November 2002, Mr. Bagley has been a private investor. From December 1991 to November 2002, Mr. Bagley was a market maker for Wilson-Davis & Company. Prior to that position, he was a trader for Covey & Co. and Bagley Securities. Mr. Bagley graduated from the University of Utah in 1987 with a Bachelor of Science degree in Economics. Mr. Bagley was appointed Chairman of our Board of Directors on December 28, 2001.

         Nathan L. Wade, 75, has been a director since June 1989. Since 1953, Mr. Wade has been a director and principal owner of Nate Wade Subaru, a Utah automobile dealership for new and used automobiles.

         Dr. John T. Day, 64, has been our President and Chief Executive Officer since April 1993. He was one of our founders and, from 1979 to 1993, was Executive Vice President with responsibility for plant design, operations, equipment design and construction, and new product development. Dr. Day was appointed to our Board of Directors on November 10, 1986. Dr. Day obtained a B.S. degree in Chemical Engineering from the University of Utah in 1964 and obtained a Sc.D. degree from MIT in 1972.

         James E. Solomon, 54, CPA, was appointed a director in March 2000. Mr. Solomon is owner and chief executive officer of Solomon Advisory Services, a firm that specializes in maximizing value for small to mid-size companies. Mr. Solomon was formerly a financial manager at Exxon Corporation from 1972 to 1980. From 1980 to 1983, Mr. Solomon was Vice President of Farm Management Company, one of the world's largest agricultural companies. Since 1983, Mr. Solomon has been self-employed. Mr. Solomon is an Adjunct Professor at the Graduate School of Business at the University of Utah and serves as a director of TD11. Mr. Solomon graduated from the University of Utah in 1972 with a B.S. degree in Finance.

         M. Garfield Cook, 63, was appointed to the Board of Directors in January 2003. Mr. Cook previously was a member of the Board of Directors, and served as Co-Chairman of the Board from April 2000 to December 2001. From 1972 to 1989 Mr. Cook served as a director and President and Chief Executive Officer of IRECO Chemicals, an industrial explosives company. Mr. Cook has served on the boards of a number of corporations involved in the chemicals, explosives, and mining industry. He is a past Chairman of the Institute of Makers of Explosives in Washington, D.C. From 1989 to 1995 Mr. Cook was Chairman of Non-Invasive Medical Technology Corporation, and from 1991 to 1995, he also served as Chairman of In-Line Diagnostics Corporation. Mr. Cook is a graduate of the University of Utah in Physics.

         The Board of Directors unanimously recommends that the shareholders vote for each of the nominees.


                   BOARD OF DIRECTORS MEETINGS AND COMMITTEES

         There were seven regular meetings of the Board of Directors held during 2003. Each of our five Directors attended at least 75% of all meetings of the Board of Directors and of the committees on which they served during 2003.

         We presently have standing audit, compensation and nominating committees of the Board of Directors. No separate compensation is paid for committee attendance or assignments.

         The audit committee for the year 2003 consisted of Nathan Wade, James Solomon and Garfield Cook, and held two meetings during 2003. The audit committee currently consists of Nathan Wade, James Solomon and Garfield Cook. The Company's Board of Directors has determined that at least one member of the audit committee, Mr. Solomon, is an audit committee financial expert, as such term is defined in Item 401(h)(2) of Regulation S-K under the federal securities laws. Mr. Solomon is independent, as that term is used in Item 7(d)(3)(iv) of
Schedule 14A under the Securities Exchange Act of 1934. The report of the audit committee is included below.

         Functions of the compensation committee include making recommendations concerning Director and senior management remuneration and overseeing our stock option and other compensation plans. The compensation committee for the year 2003 consisted of Nathan Wade, James Solomon, Bryan Bagley and Garfield Cook. The compensation committee held two meetings during 2003. The compensation committee currently consists of Nathan Wade, James Solomon, Bryan Bagley and Garfield Cook.

         The nominating committee evaluates, nominates and recommends individuals for membership on the Company's Board of Directors and its committees. The nominating committee was established by the Board of Directors during 2003, and is composed of Nathan Wade, James Solomon, and Garfield Cook, each considered to be independent directors (as that term is defined in Rule 4200 of the Nasdaq listing standards). Prior to the establishment of the nominating committee, the entire Board of Directors of the Company performed the functions of the committee. The nominating committee evaluates potential new directors based upon the needs of the board and the Company. The nominating committee held two meetings during 2003. The Board of Directors has not yet approved a charter for the nominating committee, but anticipates that such a charter will be developed and approved prior to the nomination of directors for next year's annual meeting.

Audit Committee Report

         The following paragraphs comprise the report of the Audit Committee of the Board of Directors with respect to our audited financial statements for the fiscal year ended December 31, 2003.

         The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing our internal accounting and financial practices and controls, as well as all services performed by our independent auditors, and recommending the selection of our independent auditors. The Committee is composed of three independent (as that term is defined in Rule 4200 of the Nasdaq listing standards) directors, Nathan Wade, James Solomon and Garfield Cook. All members of the Committee are financially literate. The Board of Directors has adopted a written charter for the Committee, a copy of which was attached to our proxy statement dated December 28, 2001.

         Following the end of our 2003 fiscal year, the Committee reviewed and discussed our audited financial statements with our management. The Committee also discussed with Tanner + Co. ("Tanner"), our auditors, the matters required to be discussed by the American Institute of Certified Public Accountants Statement on Auditing Standards ("SAS") 61, "Communication with Audit Committee." The Committee also received the written disclosures and a letter from Tanner as required by the Independence Standards Board's Standard No. 1, and has discussed with Tanner the independence of Tanner. In determining the independence of Tanner, the Committee considered, among other factors, whether the non-audit services provided by Tanner could impair the independence of Tanner and concluded that such services were compatible with their independence.

         Based upon the review and discussions referenced in the preceding paragraphs, the Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2003. In addition, the Committee recommended the appointment of Tanner + Co. as our independent public accountants for the year ending December 31, 2004.

         AUDIT COMMITTEE

         Nathan L. Wade
         James E. Solomon
         M. Garfield Cook

Compensation Committee Report

         The following paragraphs comprise the report of the Compensation Committee of the Board of Directors with respect to compensation paid for the fiscal year ended December 31, 2003.

         Dr. Day continues as an employee of the Company in the capacity of President and Chief Executive Officer. Under his current employment arrangement, Dr. Day receives an annual base salary of $175,000 and annual bonuses at the discretion of the Board of Directors. Dr. Day received base compensation of $175,000 in 2003, the same base compensation amount paid to Dr. Day in 2002 and 2001. Dr. Day also received a bonus of $10,000 in 2003. No bonuses were awarded to Dr. Day in 2002 or 2001. Dr. Day also receives other compensation in the form of life and disability insurance premiums paid, medical reimbursement payments and personal use of a company-owned vehicle. Such other compensation totaled $13,907 in 2003. The Compensation Committee considers this level of compensation appropriate considering the decision-making responsibilities, executive experience, and work performance of Dr. Day.

         During 1999, the Board of Directors of the Company approved a change in control Employment Agreement (the "Employment Agreement") for Dr. Day. The Employment Agreement provides certain benefits in the event of a change in control of the Company, as well as payments and benefits in the event of termination of employment under certain circumstances. The Employment Agreement generally provides for continued employment of Dr. Day for a minimum of two years following a change in control at compensation and benefits levels equal to those in place during the year immediately prior to a change in control.

         Dennis P. Gauger, Chief Financial Officer, joined the Company in November 2001 and currently serves on a part-time, consulting basis. The Compensation Committee approved this arrangement and the hourly rate currently paid to Mr. Gauger for his services.

         COMPENSATION COMMITTEE

         Nathan L. Wade
         James E. Solomon
         E. Bryan Bagley
         M. Garfield Cook

Director Compensation

         During 2003, the non-employee directors each received monthly payments of $600 as compensation for serving on the Board of Directors, or $7,200 for a full year of service. In addition, the non-employee directors receive $1,000 per Board meeting attended and are reimbursed for time spent on extra Board-approved assignments at a per-diem rate of $1,000 per day. During 2003, no per diem compensation was paid to the current directors. Employee members of the Board of Directors receive no additional compensation for attendance at meetings of the Board of Directors.

         No stock options were granted to directors during the year ended December 31, 2003.

                               EXECUTIVE OFFICERS

         In addition to Dr. Day, whose biography is included under "Election of Directors," currently the only executive officer is Dennis P. Gauger, CPA, Chief Financial Officer, who has served the Company since November 2001 on a part-time, consulting basis.

         Mr. Gauger, 52, is a licensed Certified Public Accountant in Utah and Nevada. He has served several public and private companies as a financial executive, corporate troubleshooter and consultant. Mr. Gauger worked for Deloitte & Touche LLP, an international accounting and consulting firm, for 22 years, including 9 years as an accounting and auditing partner, where he directed domestic and international firm interactions with senior executive management, audit committees, and boards of directors. He has a background in SEC accounting and reporting, mergers and acquisitions, technical accounting issues, financing and operations. He has experience in several industries, including manufacturing, high technology, software, internet, retail and distribution, financial services, hospitality, mining and real estate.

Code of Ethics

         The Company has a Code of Ethics and Business Conduct applicable to all employees. Within that document is a Senior Financial Officers Code of Ethics for the Company's principal executive officer and principal financial and accounting officer. A copy of the code is included as Exhibit 14 to our annual report on Form 10-K for the year ended December 31, 2003. The code may also be viewed on the Company's website at www.nevadachemicals.com. The Company has not granted any waivers to its executive officers under its code of ethics.


                             EXECUTIVE COMPENSATION

         Set forth below is information concerning the annual and long-term compensation for services in all capacities to the Company and its affiliates for the years ended December 31, 2003, 2002 and 2001 paid to the Chief Executive Officer (the "Named Executive Officer"). No other officers were paid in excess of $100,000 during the year ended December 31, 2003.

         The following table summarizes compensation received by the Named Executive Officer for the three fiscal years ended December 31, 2003, 2002 and 2001.

                                            Annual Compensation               Long-Term Compensation
                                            -------------------             -------------------------
                                                                            Restricted    Securities
                                                             Other Annual      Stock      Underlying      All Other
                                      Salary      Bonus      Compensation     Awards       Options      Compensation
     Name and Position       Year       $           $            $ (1)           $            #             $ (2)

Dr. John T. Day              2003      175,000     $ 10,000          13,907           -              -           3,600
   President and Chief       2002      175,000            -          13,776           -              -           3,600
   Executive Officer         2001      175,000            -          21,861           -         30,000           3,600

(1) Includes life and disability insurance premiums paid, medical reimbursement payments and personal mileage on company-owned vehicles.

(2) Includes matching contributions made by the Company on behalf of Dr. Day pursuant to the Company's Profit Sharing 401(k) Plan.

Option/SAR Grants in Last Fiscal Year

         No stock options were granted during the year ended December 31, 2003.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year End O ption/SAR Values

         The following table sets forth the aggregate value of unexercised options to acquire shares of common stock held by the Named Executive Officer on December 31, 2003. There were no options exercised by the Named Executive Officer during the year ended December 31, 2003.

                                                             Number of               Value of
                                                       Securities Underlying       Unexercised
                                                            Unexercised            In-the-Money
                            Shares                          Options/SARs           Options/SARs
                          Acquired on      Value           at FY-End (#)          at FY-End ($)
                           Exercise      Realized           Exercisable/           Exercisable/
          Name                 #             $             Unexercisable        Unexercisable (1)
---------------------------------------------------------------------------------------------------

Dr. John T. Day                 -             -              69,500 / -            307,934 / -


(1) Reflects the difference between the exercise price of the options granted and the value of the common stock on December 31, 2003. The closing price of the common stock on December 31, 2003, as reported by NASDAQ was $5.77.

Section 16(a) Beneficial Ownership Reporting Compliance

                  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's stock, to file reports of initial ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and persons who own more than ten percent of the Company's stock, are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that all forms required by Section 16(a), including amendments thereto, were timely filed in 2003 with the exception of one report filed late by Nathan Wade, a director of the Company. The Company issues monthly reminders to each executive and director of the Company to help ensure timely filing of reports promulgated under Section 16(a) of the Exchange Act.

Performance Graph

         The following graph sets forth the cumulative total shareholder return (assuming reinvestment of dividends) to Nevada Chemicals, Inc.'s shareholders during the five-year period ended December 31, 2003, as well as an overall stock market index (Dow Jones Industrial Average) and Nevada Chemicals, Inc.'s peer group index (Nasdaq Composite Index):

         The performance graph compares the performance of the stock price of Nevada Chemicals, Inc. during the five year period ended December 31, 2003 to the performance of an overall stock market index, the Dow Jones Industrial Average, and a peer group index, the Nasdaq Composite Index. The performance graph is indexed to 100, showing the relative return on an investment of $100. The performance graph indicates that the performance of the stock price of Nevada Chemicals, Inc. during the first four years of the five-year period lagged behind both the Nasdaq Composite Index and the Dow Jones Industrial Average, but improved during 2003 to approximate the performance of the Nasdaq Composite Index.

         Security Ownership of Certain Beneficial Owners and Management

         The following tabulation shows, as of March 1, 2004, the number of shares of common stock, par value $0.001, owned beneficially by: (a) all persons known to be the holders of more than five percent (5%) of voting securities, (b) Directors, (c) the Named Executive Officer and (d) all of our Officers and Directors as a group:

                                                    Amount and Nature of
                                                    Beneficial Ownership (1)
                                                --------------------------------
Name and Address of Beneficial Owner                Shares             Percent

E. Bryan Bagley
1470 Arlington Dr.
Salt Lake City, Utah 84103                       2,141,034 (2)           30.5%

Dr. John T. Day
5 Dawn Hill
Sandy, Utah 84092                                  576,068 (3)            8.2%

Edward Dallin Bagley
2350 Oakhill Drive
Salt Lake City, Utah 84124                         540,068                7.7%

Nathan L. Wade
1207 South Main Street
Salt Lake City, Utah 84111                         252,767 (4)            3.6%

All Officers and Directors as
  a group (6 persons)                            2,969,869               42.3%

--------------------------------------------------------------------------------

(1) Unless otherwise indicated, each person identified in the table has sole voting and investment power with respect to the common stock beneficially owned by such person. The total number of outstanding shares included in the computation of percentages is 6,807,919 plus 208,500 options which are exercisable by executives and directors within 60 days. The current directors and officers of the Company not named above, James Solomon, M. Garfield Cook, and Dennis Gauger, Chief Financial Officer, do not own shares or options to purchase shares in the Company.
(2) Includes 1,883,287 shares held by the BLA Irrevocable Investment Trust of which Mr. Bagley is a co-Trustee with a sister, Lisa Higley, and 69,500 options currently exercisable by Mr. Bagley.
(3)      Includes 69,500 options currently exercisable by Dr. Day.
(4) Includes shares held in an IRA account for the benefit of Mr. Wade's spouse and 69,500 options currently exercisable by Mr. Wade.


           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Audit Committee has recommended, and the Board of Directors has selected, the firm of Tanner + Co., independent certified public accountants, to audit our financial statements for the year ending December 31, 2004. Tanner + Co. has audited our financial statements since 1993. Representatives of Tanner + Co. are expected to be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

         The Board of Directors unanimously recommends that the shareholders vote FOR ratification of the appointment of Tanner + Co. as our independent public accountants.

         Tanner + Co. fees for the years ended December 31, 2003 and 2002 were as follows:

                                                       2003           2002
                                                  ------------------------------
              Audit fees                             $ 17,000       $ 25,515
              Audit related fees                        6,730         11,885
              Tax fees                                 28,723         26,535
              Other fees                                    -              -


         Audit related fees were for services related to the review of periodic reports of the Company, including Forms 10-Q and 10-K. Tax fees were for preparation of federal and state income tax returns and related tax consultation. No other fees were incurred to Tanner + Co. during 2003 and 2002.

         All audit services, audit related services, and tax services were pre-approved by the Audit Committee, which concluded that the provision of such services by Tanner + Co. was compatible with the maintenance of that firm's independence in the conduct of its auditing functions.


                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors knows of no other matters to be presented at the Annual Meeting. If any further business should properly come before the Annual Meeting, the persons named as proxies in the accompanying form will vote on such business in accordance with their best judgment.


                            PROPOSALS OF SHAREHOLDERS

         Proposals which shareholders seek to include in the Company's Proxy Statement for the Annual Meeting to be held in 2005 must be received by John T. Day, our President, at our executive offices, 9149 South Monroe Plaza, Suite B, Sandy, Utah 84070, no later than December 1, 2004. Shareholder proposals to be submitted at the next annual meeting will be considered untimely if received by the Company later than February 15, 2005.


         COMMUNICATIONS BETWEEN SHAREHOLDERS AND THE BOARD OF DIRECTORS

         The Board of Directors of the Company has not adopted a formal procedure that shareholders must follow to send communications to it. The Board of Directors does receive communications from shareholders, from time to time, and addresses those communications as appropriate. Shareholders can send communication to the Board of Directors in one of the following ways:

         o In writing, to Nevada Chemicals, Inc., 9149 South Monroe Plaza Way, Suite B, Sandy, Utah 84070, Attention Board of Directors

         o    By e-mail, at directors@nevadachemicals.com.

         o    By telephone, at (801) 984-0228.

         The Board of Directors encourages attendance by our directors at the Annual Meeting of Shareholders. A total of five members of the Company's Board of Directors attended our Annual Meeting held in 2003.

                             ADDITIONAL INFORMATION

         A copy of our 2003 Annual Report on Form 10-K, including our financial statements and notes thereto, will be mailed to our shareholders along with this proxy statement. A copy of the Form 10-K including all exhibits required to be filed with the SEC, will be will provide without charge to any person from whom a proxy is solicited by the Board of Directors, upon the written request of such person.

                             THE CORPORATE SECRETARY
                             NEVADA CHEMICALS, INC.
                      9149 South Monroe Plaza Way, Suite B
                                Sandy, Utah 84070
                                 (801) 984-0228
                             www.nevadachemicals.com